1


                          Exhibit 11.1

      Statement Regarding Computation of Per Share Earnings
   (Dollars and shares in thousands, except per share amounts)


                                 Three Months Ended        Nine Months Ended
                                      June 30,                 June 30,
                                 ------------------        -----------------
                                   1997     1996            1997     1996
                                 --------- --------        -------- --------
                                     (Unaudited)               (Unaudited)
Primary:
     Weighted average number
     of common shares outstanding
     during the period           11,996    11,991          11,995   11,987
     Net effect of dilutive
     stock options -
     based on the treasury stock
     method using overall market
     price                            0         0               0        0
                                 ------    ------          ------   ------
       Total shares              11,996    11,991          11,995   11,987
                                 ======    ======          ======   ======
     Net income                  $2,050    $1,027          $5,722   $2,070
                                 ======    ======          ======   ======
Earnings per share(a)            $ 0.17    $ 0.09          $ 0.48   $ 0.17
                                 ======    ======          ======   ======
Fully diluted:
     Weighted average number
     of common shares outstanding
     during the period           11,996    11,991          11,995   11,987
     Net effect of dilutive
     stock options -
     based on the treasury
     stock method using overall
     market price                     8         0               8        0
                                 ------    ------          ------   ------
       Total shares              12,004    11,991          12,003   11,987
                                 ======    ======          ======   ======
     Net income                  $2,050    $1,027          $5,722   $2,070
                                 ======    ======          ======   ======
Earnings per share(a)            $ 0.17    $ 0.09          $ 0.48   $ 0.17
                                 ======    ======          ======   ======

a Earnings per share calculations assume exercise of all outstanding stock options and warrants using the treasury stock method of calculation.